UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 8, 2005

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Denver, Colorado

80241

(Address of Principal Executive Offices)

(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     Departure of Directors or Principal Officers.

Effective July 8, 2005, Harris Ravine resigned as President and Chief Executive Officer and as a director of Fischer Imaging Corporation (the “Company”).

(c)     Appointment of Principal Officers.

On July 11, 2005, Steven L. Durnil, age 38, was appointed as President and Chief Executive Officer of the Company.  In June 2005, Mr. Durnil was appointed as Chief Operating Officer of the Company and has served as Vice President – Manufacturing/ Supply Chain since July 2004.  Prior to joining the Company, Mr. Durnil served as a Senior Manager for Hitachi Business Consulting, a high-tech industry supply chain management company, for six years.  Mr. Durnil also served as an operations and general manager for various industrial and automotive companies prior to Hitachi Business Consulting.

The Company and Mr. Durnil have entered into an oral agreement with respect to Mr. Durnil’s compensation pursuant to which Mr. Durnil will receive a base salary of $200,000.  The remaining terms of Mr. Durnil’s employment have yet to be determined, and such terms will be disclosed by amendment to this Form 8-K when they are available.

Item 9.01               Financial Statements and Exhibits

(c)  Exhibits.

The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION
99.1	Press release issued by the Company on July 11, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: July 14, 2005	By:	/s/ David Kirwan
David Kirwan
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press release issued by the Company on July 11, 2005.